UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Indemnification Agreements
     On May 18, 2006, UCBH Holdings, Inc. (the “Company”) and United Commercial Bank (the “Bank”) each entered into their respective standard Indemnification Agreement with Mr. David S. Ng, who was elected a Director of the Company and the Bank at its Annual Meeting of Stockholders. The form of the Indemnification Agreement for UCBH Holdings, Inc. and the form of the Indemnification Agreement for United Commercial Bank are furnished as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. In general, each Indemnification Agreement requires the Company to indemnify and hold harmless a director to the fullest extent authorized by, in the case of the Company, Delaware corporate law or, in the case of the Bank, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.
Approval of the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan
     On May 18, 2006, at the UCBH Holdings, Inc. Annual Meeting of Stockholders, the stockholders of the Company approved the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan (“Plan”). The Plan was submitted to stockholders for approval pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), which imposes limits on the ability of the Company to deduct for federal income tax purposes compensation paid to the Chief Executive Officer and the four next highest paid executives unless certain requirements are met. The Company anticipates that only its executive officers will participate in the Plan. Other employees who receive annual incentive compensation but are not executive officers will continue to participate in other Company incentive programs.
     The purpose of the Plan is to provide an annual incentive whereby an executive’s incentive compensation is based on his or her efforts in achieving specified performance objectives established for a given year. The Plan is designed to attract, motivate and retain key executives on a market-competitive basis in which their total cash compensation levels are closely linked with the accomplishment of the Company’s overall financial and strategic objectives.
     The UCBH Holdings, Inc. Senior Executive Incentive Plan, which was filed with the Securities and Exchange Commission on April 17, 2006, in the Company’s definitive proxy statement for its Annual Meeting of Stockholders held on May 18, 2006, is incorporated herein by reference.
Approval of the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan
     On May 18, 2006, at the UCBH Holdings, Inc. Annual Meeting of Stockholders, the stockholders of the Company approved the Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan (“Equity Incentive Plan”), which was formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan was

adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005.
     The Equity Incentive Plan is intended to enhance the long-term stockholder value of the Company by offering opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its affiliates and to acquire and maintain stock ownership in the Company. The Equity Incentive Plan furthers this purpose by authorizing awards in the form of stock options and option related rights which are exercisable only upon a Change in Control (as defined in the plan) of the Company or United Commercial Bank.
     The Amended and Restated UCBH Holdings, Inc. 2006 Equity Incentive Plan, which was filed with the Securities and Exchange Commission on April 17, 2006, in the Company’s definitive proxy statement for its Annual Meeting of Stockholders held on May 18, 2006, is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On May 18, 2006, Mr. David S. Ng was elected as a Director of the Company and the Bank at its Annual Meeting of Stockholders. Mr. Ng has been appointed as a member of the Audit Committee and the Investment Committee of the Boards. The press release issued on May 19, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Indemnification Agreement of UCBH Holdings, Inc.
10.2	Form of Indemnification Agreement of United Commercial Bank
99.1	Press release of May 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.

Date: May 24, 2006	By:	/s/ Dennis Wu Dennis Wu
Executive Vice President and
Chief Financial Officer